Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. ANNOUNCES FIRST QUARTER 2018 RESULTS

- Establishes 2018 Second Quarter and Revises Full Year Guidance -
- Declares 2018 Second Quarter Dividend of $0.63 per Common Share -
- Acquisition of the Tropicana Entertainment Real Estate Assets for $1.21 Billion -

WYOMISSING, PA. — April 25, 2018 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”), the first gaming-focused real estate investment trust (“REIT”) in North America, today announced results for the quarter ended March 31, 2018.

Financial Highlights

	Three Months Ended March 31,
(in millions, except per share data)	2018 Actual	2018 Guidance (1)	2017 Actual
Total Revenue	$244.1	$245.2	$242.7
Net Income	$96.8	$97.5	$94.0
Funds From Operations (2)	$121.9	$122.1	$119.0
Adjusted Funds From Operations (3)	$168.7	$168.7	$165.8
Adjusted EBITDA (4)	$221.3	$221.6	$219.0

Net income, per diluted common share	$0.45	$0.45	$0.45

(1)  The guidance figures in the tables above present the guidance provided on February 8, 2018 for the three months ended March 31, 2018.

(2)  Funds from operations (“FFO”) is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(3)  Adjusted funds from operations (“AFFO”) is FFO, excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by capital maintenance expenditures.

(4)  Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments and the amortization of land rights.

Chief Executive Officer, Peter M. Carlino, commented, “We are pleased to report another quarter of rental income that is in-line with expectations. Our portfolio of rental assets continues to consistently produce reliable cash flow for our shareholders.  On April 16, 2018, we announced an exciting transaction to acquire the real estate assets of Tropicana Entertainment (“Tropicana”). We are acquiring 6 regional gaming facilities with an aggregate of 350,000 square feet of gaming space for $1.21 billion, exclusive of taxes and transaction fees of approximately $40.0 million. The transaction will grow our rental income by $110 million and the rent coverage is expected to be not less than 1.85 times as defined by the lease. We are excited to partner with Eldorado Resorts, Inc. (NASDAQ: ERI), a highly-respected operator of a large portfolio of regional gaming assets, in order to complete this transaction. The addition of ERI to our tenant base further diversifies our rent stream and gives us another potential partner to work with on future opportunities.”

The Company’s first quarter net income, AFFO and Adjusted EBITDA as compared to guidance were primarily impacted by results from the TRS Properties which were unfavorable to guidance by $0.8 million.

Portfolio Update

GLPI owns over 4,400 acres of land and approximately 15 million square feet of building space, which was 100% occupied as of March 31, 2018. At the end of the first quarter of 2018, the Company owned the real estate associated with 38 casino facilities and leases 20 of these facilities to Penn National Gaming, Inc. (NASDAQ: PENN), 15 of these facilities to Pinnacle Entertainment, Inc. (NASDAQ: PNK) and one to Casino Queen in East St. Louis, Illinois. Two of the gaming facilities, located in Baton Rouge, Louisiana and Perryville, Maryland, are owned and operated by a subsidiary of GLPI, GLP Holdings, Inc., (collectively, the “TRS Properties”).

Capital maintenance expenditures for the Company were $0.8 million for the three months ended March 31, 2018.

Balance Sheet Update

The Company had $45.4 million of unrestricted cash and $4.4 billion in total debt, including $1.0 billion of debt outstanding under its unsecured credit facility term loans and no outstanding balance under its unsecured credit facility revolver at March 31, 2018.  The Company’s debt structure as of March 31, 2018 was as follows:

	As of March 31, 2018
	Interest Rate	Balance
		(in thousands)
Unsecured Term Loan A (1)	3.377%	$185,000
Unsecured Term Loan A-1 (1)	3.286%	825,000
Senior Unsecured Notes Due 2018	4.375%	550,000
Senior Unsecured Notes Due 2020	4.875%	1,000,000
Senior Unsecured Notes Due 2021	4.375%	400,000
Senior Unsecured Notes Due 2023	5.375%	500,000
Senior Unsecured Notes Due 2026	5.375%	975,000
Capital Lease	4.780%	1,201
Total long-term debt		$4,436,201
Less: unamortized debt issuance costs		(35,094)
Total long-term debt, net of unamortized debt issuance costs		$4,401,107

(1)  The rate on the term loan facilities and revolver is LIBOR plus 1.50%. The Company's revolver and $300.0 million term loan credit facility mature on October 28, 2018 and the incremental term loan of $825.0 million matures on April 28, 2021.

As of March 31, 2018, the Company had 214,681,912 weighted average diluted shares outstanding.

Dividends

On February 1, 2018, the Company’s Board of Directors declared the first quarter 2018 dividend.  Shareholders of record on March 9, 2018 received $0.63 per common share, which was paid on March 23, 2018.  On April 24, 2018, the Company declared its second quarter 2018 dividend of $0.63 per common share, payable on June 29, 2018 to shareholders of record on June 15, 2018.

Guidance

The table below sets forth current guidance targets for financial results for the 2018 second quarter and full year, based on the following assumptions:

•	Excludes any impact of the transactions announced on December 18, 2017 with PENN, PNK, and Boyd Gaming Corporation (NASDAQ: BYD), which are expected to close in the second half of 2018;

•	Excludes any impact of the transaction announced on April 16, 2018, to acquire the real estate assets of Tropicana, which is expected to close by the end of 2018;

•	Reported rental income of approximately $885.2 million for the year and $218.7 million for the second quarter, consisting of:

(in millions)	Second Quarter	Full Year
Cash Rental Receipts
PENN	$116.0	$460.9
PNK	102.5	410.6
Casino Queen	3.6	14.5
PENN non-assigned land lease	(0.7)	(2.9)
Total Cash Rental Receipts	$221.4	$883.1

Non-Cash Adjustments
Straight-line rent	$(16.6)	$(51.9)
PNK direct financing lease	(11.0)	(45.2)
Property taxes paid by tenants	21.8	86.8
Land leases paid by tenants	3.1	12.4
Total Rent as Reported	$218.7	$885.2

•	Cash rent includes no incremental escalator on the PENN building rent component effective November 1, 2018;

•	Five year variable rent reset on the PENN lease effective November 1, 2018, which reduces 2018 annual rent by $1.9 million;

•	Cash rent includes incremental escalator on the PNK building rent component effective April 28, 2018, which increases 2018 annual rent by $3.9 million;

•	Two year variable rent reset on the PNK lease effective April 28, 2018, which reduces 2018 annual rent by $0.8 million;

•	Adjusted EBITDA from the TRS Properties of approximately $35.3 million for the year and $9.9 million for the second quarter;

•	Blended income tax rate at the TRS Properties of 32%;

•	LIBOR is based on the forward yield curve; and

•
The basic share count is approximately 213.8 million shares for the year and 213.7 million shares for the second quarter and the fully diluted share count is approximately 215.1 million shares for the year and 215.0 million shares for the second quarter.

	Three Months Ended June 30,		Full Year Ending December 31,
(in millions, except per share data)	2018 Guidance	2017 Actual	Revised 2018 Guidance	Prior 2018 Guidance (4)	2017 Actual
Total Revenue	$254.2	$243.4	$1,020.5	$1,019.0	$971.3

Net Income	$105.8	$96.3	$433.1	$431.0	$380.6
Losses or (gains) from dispositions of property	—	—	—	—	0.5
Real estate depreciation	24.7	25.1	98.6	98.6	100.6
Funds From Operations (1)	$130.5	$121.4	$531.7	$529.6	$481.7
Straight-line rent adjustments	16.6	16.5	51.9	51.9	66.0
Direct financing lease adjustments	11.0	18.2	45.2	45.2	73.1
Other depreciation	2.9	3.3	11.5	11.6	12.9
Amortization of land rights	2.7	2.6	10.9	10.9	10.4
Debt issuance costs amortization	3.3	3.2	13.0	13.0	13.0
Stock based compensation	3.9	3.8	16.0	16.4	15.6
Maintenance CAPEX	(1.2)	(1.2)	(4.3)	(4.3)	(3.2)
Adjusted Funds From Operations (2)	$169.7	$167.8	$675.9	$674.3	$669.5
Interest, net	55.0	54.2	217.2	215.3	215.1
Income tax expense	1.8	2.2	5.7	6.2	9.8
Maintenance CAPEX	1.2	1.2	4.3	4.3	3.2
Debt issuance costs amortization	(3.3)	(3.2)	(13.0)	(13.0)	(13.0)
Adjusted EBITDA (3)	$224.4	$222.2	$890.1	$887.1	$884.6

Net income, per diluted common share	$0.49	$0.45	$2.01	$2.00	$1.79

(1)         FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)         AFFO is FFO, excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by capital maintenance expenditures.

(3)         Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments and the amortization of land rights.

(4)        The guidance figures in the tables above present the guidance provided on February 8, 2018 for the year ended December 31, 2018.

Conference Call Details

The Company will hold a conference call on April 25, 2018 at 9:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

Webcast

The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s website.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877-407-0784
International: 1-201-689-8560

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13678592
The playback can be accessed through May 2, 2018

Disclosure Regarding Non-GAAP Financial Measures

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, AFFO, and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation, and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. In addition, in order for the Company to qualify as a REIT, it must distribute 90% of its REIT taxable income annually. The Company adjusts AFFO accordingly to provide our investors an estimate of taxable income for this distribution requirement. Direct financing lease adjustments represent the portion of cash rent we receive from tenants that is applied against our lease receivable and thus not recorded as revenue and the amortization of land rights represents the non-cash amortization of the value assigned to the Company's assumed ground leases.

FFO, AFFO and Adjusted EBITDA are non-GAAP financial measures, that are considered a supplemental measure for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by capital maintenance expenditures. Finally, we have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments and the amortization of land rights.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP.  Because certain companies do not calculate FFO, AFFO, and Adjusted EBITDA in the same way and certain other companies may not perform such calculation, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income. The Company’s presentation of these measures does not replace the presentation of the Company’s financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a REIT for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT in North America.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our financial outlook for the second quarter of 2018 and the full 2018 fiscal year; our expectations regarding future acquisitions, the expected impact of our proposed acquisition of the real estate assets of Tropicana, and dividend payments. Forward looking statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects, including the acquisitions of the real property assets of Tropicana, PENN's Plainridge Park Casino and PNK's Belterra Park as well as the other transactions contemplated in connection with PENN's proposed acquisition of PNK; the satisfaction of the conditions to closing of the real property assets of each of Tropicana, PENN, PNK, and BYD, including the timely receipt of all necessary regulatory approvals, financing and other matters, in connection with the proposed Tropicana acquisition and PENN's proposed acquisition of PNK, and the related divestitures to BYD; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI, including through GLPI's existing ATM program; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Additional Information

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. In connection with the establishment of its ATM Program, the Company filed with the SEC a prospectus supplement dated August 9, 2016 to the prospectus contained in its effective Registration Statement on Form S-3 (No. 333-210423), filed with the SEC on March 28, 2016.  This communication is not a substitute for the filed Registration Statement/prospectus or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROSPECTUS THAT HAVE BEEN FILED WITH THE SEC AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. You may obtain free copies of the registration statement/prospectus and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s investor relations website at investors.glpropinc.com or by contacting the Company’s investor relations representative at (610) 378-8396.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.
Bill Clifford
T: 610-401-2900
Email: Bclifford@glpropinc.com

Hayes Croushore
T: 610-378-8396
Email: Hcroushore@glpropinc.com

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues
Rental income	$169,405	$165,161
Income from direct financing lease	18,621	17,824
Real estate taxes paid by tenants	21,278	21,720
Total rental revenue and income from direct financing lease	209,304	204,705
Gaming, food, beverage and other, net	34,746	38,008
Total revenues	244,050	242,713
Operating expenses
Gaming, food, beverage and other	19,658	21,076
Real estate taxes	21,595	22,143
Land rights and ground lease expense	6,532	5,175
General and administrative	16,460	16,056
Depreciation	27,954	28,257
Total operating expenses	92,199	92,707
Income from operations	151,851	150,006

Other income (expenses)
Interest expense	(54,068)	(53,949)
Interest income	481	464
Total other expenses	(53,587)	(53,485)

Income from operations before income taxes	98,264	96,521
Income tax expense	1,492	2,530
Net income	$96,772	$93,991

Earnings per common share:
Basic earnings per common share	$0.45	$0.45
Diluted earnings per common share	$0.45	$0.45

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	TOTAL REVENUES		ADJUSTED EBITDA
	Three Months Ended March 31,		Three Months Ended March 31,
	2018	2017	2018	2017
Real estate	$209,304	$204,705	$212,029	$208,110
GLP Holdings, LLC (TRS)	34,746	38,008	9,316	10,910
Total	$244,050	$242,713	$221,345	$219,020

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expenses
(in thousands) (unaudited)

	Three Months Ended March 31,
	2018	2017
Real estate general and administrative expenses (1)	$10,986	$10,326
GLP Holdings, LLC (TRS) general and administrative expenses (1)	5,474	5,730
Total	$16,460	$16,056

(1) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands) (unaudited)

	Three Months Ended March 31,
	2018	2017
Net income	$96,772	$93,991
Losses from dispositions of property	—	105
Real estate depreciation	25,098	24,903
Funds from operations	$121,870	$118,999
Straight-line rent adjustments	16,617	16,245
Direct financing lease adjustments	18,209	17,613
Other depreciation (1)	2,856	3,354
Amortization of land rights	2,727	2,311
Debt issuance costs amortization	3,257	3,257
Stock based compensation	3,987	4,483
Maintenance CAPEX (2)	(822)	(482)
Adjusted funds from operations	$168,701	$165,780
Interest, net	53,587	53,485
Income tax expense	1,492	2,530
Maintenance CAPEX (2)	822	482
Debt issuance costs amortization	(3,257)	(3,257)
Adjusted EBITDA	$221,345	$219,020

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended March 31,
	2018	2017
Net income	$93,716	$90,779
Losses from dispositions of property	—	—
Real estate depreciation	25,098	24,903
Funds from operations	$118,814	$115,682
Straight-line rent adjustments	16,617	16,245
Direct financing lease adjustments	18,209	17,613
Other depreciation (1)	517	521
Amortization of land rights	2,727	2,311
Debt issuance costs amortization	3,257	3,257
Stock based compensation	3,987	4,483
Maintenance CAPEX	(48)	—
Adjusted funds from operations	$164,080	$160,112
Interest, net (2)	50,987	50,885
Income tax expense	171	370
Maintenance CAPEX	48	—
Debt issuance costs amortization	(3,257)	(3,257)
Adjusted EBITDA	$212,029	$208,110

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2)  Interest expense, net is net of intercompany interest eliminations of $2.6 million for both the three months ended March 31, 2018 and 2017.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended March 31,
	2018	2017
Net income	$3,056	$3,212
Losses from dispositions of property	—	105
Real estate depreciation	—	—
Funds from operations	$3,056	$3,317
Straight-line rent adjustments	—	—
Direct financing lease adjustments	—	—
Other depreciation (1)	2,339	2,833
Amortization of land rights	—	—
Debt issuance costs amortization	—	—
Stock based compensation	—	—
Maintenance CAPEX (2)	(774)	(482)
Adjusted funds from operations	$4,621	$5,668
Interest, net	2,600	2,600
Income tax expense	1,321	2,160
Maintenance CAPEX (2)	774	482
Debt issuance costs amortization	—	—
Adjusted EBITDA	$9,316	$10,910

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.